EXHIBIT 3(c)

                                   CERTIFICATE
                                       OF
                      AMENDMENT TO THE CODE OF REGULATIONS
                                       OF
                              PEOPLES BANCORP INC.


         The undersigned hereby certify that they are the duly elected, qualified and acting President and Secretary, respectively, of Peoples Bancorp Inc., an Ohio corporation (the "Company"); that the Annual Meeting of the Shareholders (the "Annual Meeting") of the Company was duly called and held on April 10, 2003, at which Annual Meeting a quorum of Shareholders of the Company was at all times present in person or by proxy; that the Directors of the Company unanimously approved and recommended to the Shareholders the approval of an amendment to Sections 1.03,1.04,1.05, 1.06,1.08, 1.10, 2.03 (c), 2.07,2.08,
2.10 and 6.02 of the Company's Code of Regulations and that the Resolutions attached hereto as Annex 1 and incorporated herein by this reference were duly adopted by the Shareholders of the Company at the Annual Meeting by the affirmative vote of the holders of shares entitling them to exercise at least a majority of the voting power of the Company entitled to vote thereon.

         IN WITNESS WHEREOF, the undersigned President and Secretary of Peoples Bancorp Inc., acting for and on behalf of said Corporation, have hereunto set their hands this 8th day of May, 2003.


                                    /s/ ROBERT E. EVANS
                                        ------------------------------
                                        Robert E. Evans, President


                                    /s/ RUTH I. OTTO
                                        ------------------------------
                                        Ruth I. Otto, Secretary

                                     ANNEX 1

                      Amendments to the Code of Regulations
                      -------------------------------------


         WHEREAS, the Board of Directors has been informed of and has discussed proposed amendments to the Corporation's Code of Regulations which would allow the use of new technologies in communicating with shareholders and directors, including Internet-driven technologies;

         NOW, THEREFORE, BE IT:

         RESOLVED, that the Board of Directors hereby declares it advisable and in the best interest of the Corporation that:

         (a) Section 1.10 of the Corporation's Code of Regulations be amended to permit appointment of shareholder proxies in any manner permitted by Ohio law, the text of which Section 1.10 as proposed to be amended is set forth in Exhibit A hereto;

         (b) Sections 1.04 and 2.07 of the Corporation's Code of Regulations be amended to permit shareholders and directors to receive notice of shareholder meetings and director meetings in any manner permitted by Ohio law, the text of which Sections 1.04 and 2.07 as proposed to be amended is set forth in Exhibit B hereto;

         (c) Section 1.03 of the Corporation's Code of Regulations be amended to allow shareholder meetings to be held in any manner permitted by Ohio law, the text of which Section 1.03 as proposed to be amended is set forth in Exhibit C hereto;

         (d) Sections 1.05 and 2.08 of the Corporation's Code of Regulations be amended to permit waivers of notice of shareholder meetings and director meetings to be given through the use of an electronic or other transmission capable of authentication that appears to have been sent by the shareholder or director and that contains a waiver by that person, the text of which Sections 1.05 and 2.08 as proposed to be amended is set forth in Exhibit D hereto;

         (e) Section 6.02 of the Corporation's Code of Regulations be amended to permit shareholders and directors to take action without a meeting by a writing or writings signed by all shareholders or directors, including a writing in the form of an electronic or other transmission capable of authentication that appears to have been sent by the shareholder or director and that contains the affirmative vote or approval of that person, the text of which Section 6.02 as proposed to be amended is set forth in Exhibit E hereto; and

         (f) Section 1.06 of the Corporation's Code of Regulations be amended to provide that shareholders who participate in a shareholder meeting through the use of communications equipment will be treated as being present at the meeting for purposes of determining the existence of a quorum, and that Sections 1.08 and 2.03(C) of the Corporation's Code of Regulations be amended to reflect that shareholders may participate in shareholder meetings through the use of communications equipment, the text of which Sections 1.06,
                  1.08 and 2.03(C) as proposed to be amended is set forth in EXHIBIT F hereto.

         FURTHER RESOLVED, that the Board of Directors hereby unanimously proposes and recommends to the shareholders of the Corporation that the proposed amendments to the Corporation's Code of Regulations contemplated by the foregoing resolution be adopted.

         WHEREAS, the Board of Directors has been informed of and discussed the recent change in Ohio law which allows committees of the Board of Directors to consist of one or more directors and clarifies that a committee of the Board of Directors may act by a writing or writings signed by all of its members, including a writing in the form of an electronic or other transmission capable of authentication that contains an affirmative vote or approval of the director; and

         WHEREAS, the Board of Directors has discussed the benefits of amending
         Section 2.10 of the Corporation's Code of Regulations, which currently requires that committees of the Board of Directors consist of no less than three directors, in order to have greater flexibility in determining committee memberships and to expand the means by which a committee of the Board of Directors may take action;

         NOW, THEREFORE, BE IT:

         RESOLVED, that the Board of Directors hereby declares it advisable and in the best interest of the Corporation that Section 2.10 of the Corporation's Code of Regulations be amended (a) to allow committees of the Board of Directors to consist of one or more directors, subject to any other requirements as to the number of directors serving on a committee as may be imposed by law or the rules and regulations of the Securities and Exchange Commission, The Nasdaq Stock Market or any other regulatory authority and (b) to provide that a committee of the Board of Directors may act by a writing or writings signed by all of its members, including a writing in the form of an electronic or other transmission capable of authentication that contains an affirmative vote or approval of the director, the text of which Section 2.10 as proposed to be amended is set forth in Exhibit G hereto;

         FURTHER RESOLVED, that the Board of Directors hereby unanimously proposes and recommends to the shareholders of the Corporation that the proposed amendments to Section 2.10 of the Corporation's Code of Regulations contemplated by the foregoing resolution be adopted.

         Miscellaneous
         -------------

         FURTHER RESOLVED, that any one or more of the officers of the Corporation be, and each of them hereby is, authorized and directed to prepare and execute such certificates, notifications, filings or other documents and to take such other actions as such officer may determine to be necessary, desirable or appropriate to cause the proposed amendment to Article FOURTH of the Amended Articles and all of the proposed amendments to the Corporation's Code of Regulations (collectively, the "Proposed Amendments") to be submitted to the Corporation's shareholders for their consideration and adoption at the 2003 Annual Meeting of Shareholders, with the unanimous recommendation of the members of the Board of Directors for adoption; and

         FURTHER RESOLVED, that, upon adoption of the Proposed Amendments by the Corporation's shareholders, any one or more of the officers of the Corporation be, and each of them hereby is, authorized and directed to prepare and execute such certificates, notifications, filings or other documents and to take such other actions as such officer may determine to be necessary, desirable or appropriate to make effective each Proposed Amendment approved by the shareholders, including, without limitation, executing and filing any appropriate certificate or other document evidencing such Proposed Amendment with the appropriate governmental and regulatory authorities, including, without limitation, the Ohio Secretary of State, the Securities and Exchange Commission, The Nasdaq Stock Market or any other applicable regulatory authority.

                                    EXHIBIT A
                                    ---------


Section 1.10. Proxies.
----------------------

         At meetings of the shareholders, any shareholder of record entitled to vote thereat may be represented and may vote by a proxy or proxies appointed by an instrument in writing signed by such shareholder or appointed in any other manner permitted by Ohio law. Any such instrument in writing or record of any such appointment shall be filed with the secretary of the meeting before the person holding such proxy shall be allowed to vote thereunder. No appointment of a proxy is valid after the expiration of eleven months after it is made, unless the writing or other communication which appoints such proxy specifies the date on which it is to expire or the length of time it is to continue in force.

                                    EXHIBIT B
                                    ---------


Section 1.04. Notice of Meetings.
---------------------------------

     (A) Written notice stating the time, place, if any, and purposes of a meeting of the shareholders, and the means, if any, by which shareholders can be present and vote at the meeting through the use of communications equipment, and any other matters related to the conduct of the meeting required by Ohio law to be specified in such notice shall be given by personal delivery, by mail, by overnight delivery service, or by any other means of communication authorized by the shareholder to whom notice is given. Any such notice shall be given not less than seven nor more than sixty days before the date of the meeting,

          (1)  to every shareholder of record entitled to notice of the meeting,

          (2)  by or at the direction of the president or the secretary.

               If mailed or sent by an overnight delivery service, such notice shall be sent to the shareholder at the shareholder's address as it appears on the records of the corporation. If sent by another means of communication authorized by the shareholder, such notice shall be sent to the address furnished by the shareholder for such transmissions. Notice of adjournment of a meeting need not be given if the time and place, if any, to which it is adjourned and the means, if any, by which shareholders can be present and vote at the adjourned meeting through the use of communications equipment are fixed and announced at the meeting. In the event of a transfer of shares after the record date for determining the shareholders who are entitled to receive notice of a meeting of shareholders, it shall not be necessary to give notice to the transferee. Nothing herein contained shall prevent the setting of a record date in the manner provided by law, the Articles or the Regulations for the determination of shareholders who are entitled to receive notice of or to vote at any meeting of shareholders or for any purpose required or permitted by law.

     (B) Following receipt by the president or the secretary of a request in writing, specifying the purpose or purposes for which the persons properly making such request have called a meeting of the shareholders, delivered either in person or by registered mail to such officer by any persons entitled to call a meeting of shareholders, such officer shall cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not less than seven nor more than sixty days after the receipt of such request, as such officer may fix. If such notice is not given within fifteen days after the receipt of such request by the president or the secretary, then, and only then, the persons properly calling the meeting may fix the time of meeting and give notice thereof in accordance with the provisions of the Regulations.


Section 2.07. Notice of Meetings.
---------------------------------

         Notice of the place, if any, and time of each meeting of directors for which such notice is required by law, the Articles, the Regulations or the By-Laws shall be given to each of the directors by at least one of the following methods:

     (A) In a writing mailed or sent by overnight delivery service, not less than two days before such meeting and addressed to the residence or usual place of business of a director, as such address appears on the records of the corporation; or

     (B) By personal delivery or by telegram, cablegram, telephone or any other means of communication authorized by the director, not later than the day before the date on which such meeting is to be held.

         Notice given to a director by any one of the methods specified in the Regulations shall be sufficient, and the method of giving notice to all directors need not be uniform. Notice of any meeting of directors may be given only by the chairman of the board, the president or the secretary of the corporation. Any such notice need not specify the purpose or purposes of the meeting. Notice of adjournment of a meeting of directors need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

                                    EXHIBIT C
                                    ---------


Section 1.03. Place of Meetings.
--------------------------------

         Meetings of shareholders may be held either within or outside the State of Ohio. Meetings of shareholders may be held in any manner or place, if any, determined by the directors and permitted by Ohio law. If authorized by the directors, the shareholders and proxy holders who are not physically present at a meeting of shareholders may attend a meeting of shareholders by use of communications equipment as may be permitted by Ohio law.

                                    EXHIBIT D
                                    ---------


Section 1.05. Waiver of Notice.
-------------------------------

         Notice of the time, place, if any, and purpose or purposes of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholder, which writing shall be filed with or entered upon the records of such meeting. The attendance of any shareholder, in person, by proxy or by the use of communications equipment, at any such meeting without protesting the lack of proper notice, prior to or at the commencement of the meeting, shall be deemed to be a waiver by the shareholder of notice of such meeting. A telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by a shareholder and that contains a waiver by that shareholder is a writing for purposes of this Section 1.05.



Section 2.08. Waiver of Notice.
-------------------------------

         Notice of any meeting of directors may be waived in writing, either before or after the holding of such meeting, by any director, which writing shall be filed with or entered upon the records of the meeting. The attendance of any director at any meeting of directors without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed to be a waiver by such director of notice of such meeting. A telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by the director and that contains a waiver by such director, is a writing for purposes of this Section 2.08.

                                    EXHIBIT E


Section 6.02. Action by Shareholders or Directors Without a Meeting.
--------------------------------------------------------------------

         Anything contained in the Regulations to the contrary notwithstanding, except as provided in Section 6.01, any action which may be authorized or taken at a meeting of the shareholders or of the directors or of a committee of the directors, as the case may be, may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, or all the directors, or all the members of such committee of the directors, respectively, which writings shall be filed with or entered upon the records of the corporation. A telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by a person described in this
Section 6.02 and that contains an affirmative vote or approval of that person is a signed writing for the purposes of this Section 6.02. The date on which that telegram, cablegram, electronic mail, or electronic or other transmission is sent is the date on which the writing is signed.

                                    EXHIBIT F
                                    ---------


Section 1.06. Quorum.
---------------------

         At any meeting of shareholders, the holders of a majority of the voting shares of the corporation then outstanding and entitled to vote thereat, present in person, by proxy or by the use of communications equipment, shall constitute a quorum for such meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, or the chairman of the board, the president, or the officer of the corporation acting as chairman of the meeting, may adjourn such meeting from time to time, and if a quorum is present at such adjourned meeting any business may be transacted as if the meeting had been held as originally called.


Section 1.08. Order of Business.
--------------------------------

         The order of business at any meeting of shareholders shall be determined by the officer of the corporation acting as chairman of such meeting unless otherwise determined by a vote of the holders of a majority of the voting shares of the corporation then outstanding, present in person, by proxy or by the use of communications equipment, and entitled to vote at such meeting.


Section 2.03. Nomination and Election.
--------------------------------------


     (C) The election of directors shall be by ballot whenever requested by the presiding officer of the meeting or by the holders of a majority of the voting shares outstanding, entitled to vote at such meeting and present in person, by proxy or by the use of communications equipment.

                                    EXHIBIT G

Section 2.10. Executive and Other Committees of Directors.
----------------------------------------------------------

         The directors, by resolution passed by a majority of the directors then in office, may create an executive committee or any other committee of directors, each to consist of one or more directors (subject to any other requirements as to the number of directors serving on a committee that may be imposed by law or the rules and regulations of the Securities and Exchange Commission or any other regulatory authority), and may authorize the delegation to such executive committee or other committees, of any of the authority of the directors, however conferred, other than that of filling vacancies among the directors or in the executive committee or in any other committee of the directors.

         Such executive committee or any other committee of directors shall serve at the pleasure of the directors, shall act only in the intervals between meetings of the directors, and shall be subject to the control and direction of the directors. Such executive committee or other committee of directors may act by a majority of its members at a meeting or by a writing or writings signed by all of its members. A telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by a director and that contains an affirmative vote or approval of that director is a signed writing for purposes of this Section 2.10. The date on which that telegram, cablegram, electronic mail, or other electronic transmission is sent is the date on which the writing is signed.

         Any act or authorization of any act by the executive committee or any other committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the directors. No notice of a meeting of the executive committee or of any other committee of directors shall be required. A meeting of the executive committee or of any other committee of directors may be called only by the president or by a member of such executive or other committee of directors. Meetings of the executive committee or of any other committee of directors may be held through any communications equipment if all persons participating can hear each other and participation in such a meeting shall constitute presence thereat.